INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-234564 on Form F-10 of our report dated December 13, 2018, relating to the consolidated financial statements of OrganiGram Holdings Inc. as at and for the years ended August 31, 2018 and August 31, 2017 and incorporated by reference in the Prospectus included in Registration Statement No. 001-38885 on Form 40-F.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Ottawa, Ontario, Canada
November 22, 2019